Exhibit 4.2

[FORM OF CERTIFICATE OF DESIGNATIONS]

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES A CONVERTIBLE PREFERRED STOCK OF
CHINA SHEN ZHOU MINING & RESOURCES, INC.

I, Xiaojing Yu, hereby certify that I am the Chairman of the Board and Chief Executive Officer of China Shen Zhou Mining & Resources, Inc. (the “Company”), a corporation incorporated and existing under Chapter 78 of the Nevada Revised Statues (the “Nevada General Company Law” or the “NGCL”) and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board on March 21, 2012 adopted the following resolutions creating a series of 10,000 shares of Preferred Stock designated as Series A Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board designates the Series A Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

1.  Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series A Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be 10,000 shares. Each Preferred Share shall have a par value of $0.001. Capitalized terms not defined herein shall have the meaning as set forth in Section 27 below.

2.  Ranking. Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 17, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3.  Dividends.

(a)  From and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”), which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in shares of Common Stock or cash on the Stated Value (as defined below) of such Preferred Share, which Dividends for the avoidance of doubt shall be calculated on such Preferred Shares without giving effect to any reduction for the payment of any Installment Amount payable on such date, at the Dividend Rate (as defined below), which shall be cumulative and shall continue to accrue and compound monthly whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends on the Preferred Shares shall commence accumulating on the Initial Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable quarterly in arrears on the first day of the applicable quarter (each, a “Dividend Date”) with the first Dividend Date being [____], and the last Dividend Date being the Maturity Date. If a Dividend Date is not a Business Day (as defined below), then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date.

(b)  Dividends shall be payable on each Dividend Date, to the record holders of the Preferred Shares on the applicable Dividend Date, in shares of Common Stock (“Dividend Shares”) so long as there has been no Equity Conditions Failure and so long as the delivery of Dividend Shares would not violate the provisions of Section 4(e); provided, however, that the Company may, at its option, pay Dividends on any Dividend Date in cash (“Cash Dividends”) or in a combination of Cash Dividends and, so long as there has been no Equity Conditions Failure, Dividend Shares. The Company shall deliver a written notice (each, a “Dividend Election Notice”) to each Holder on the Dividend Notice Due Date (the date such notice is delivered to all of the Holders, the “Dividend Notice Date”) which notice (1) either (A) confirms that Dividends to be paid on such Dividend Date shall be paid entirely in Dividend Shares or (B) elects to pay Dividends as Cash Dividends or a combination of Cash Dividends and Dividend Shares and specifies the amount of Dividends that shall be paid as Cash Dividends and the amount of Dividends, if any, that shall be paid in Dividend Shares and (2) certifies that there has been no Equity Conditions Failure as of such time, if any portion of the Dividends shall be paid in Dividend Shares. Notwithstanding anything herein to the contrary, if no Equity Conditions Failure has occurred as of the Dividend Notice Date but an Equity Conditions Failure occurs at any time prior to the Dividend Date, (A) the Company shall provide each Holder a subsequent notice to that effect and (B) unless such Holder waives the Equity Conditions Failure, the Dividend payable to such Holder on such Dividend Date shall be paid in cash. Dividends to be paid to each Holder on a Dividend Date in Dividend Shares shall be paid in a number of fully paid and non-assessable shares (rounded to the nearest whole share) of Common Stock equal to the quotient of (1) the amount of Dividends payable to such Holder on such Dividend Date less any Cash Interest paid and (2) the Dividend Conversion Price in effect on the applicable Dividend Date.

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(c)  When any Dividend Shares are to be paid on an Dividend Date to any Holder, the Company shall (i) (A) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Dividend Shares to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Dividend Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by such Holder in writing to the Company at least two (2) Business Days prior to the applicable Dividend Date, a certificate, registered in the name of such Holder or its designee, for the number of Dividend Shares to which such Holder shall be entitled and (ii) with respect to each Dividend Date, pay to such Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Dividend. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Dividend Shares.

4.  Conversion. Each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

(a)  Holder’s Conversion Right. Subject to the provisions of Section 4(e), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b)  Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 4(a) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c)  Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i)   Holder’s Conversion. To convert a Preferred Share into validly issued, fully paid and non-assessable shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(vi), within five (5) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid.

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(ii)   Company’s Response. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of Preferred Shares being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted.

(iii)   Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(iv)   Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Preferred Shares (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company’s share register or credit such Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after such Holder’s request and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii). Immediately following the voiding of a Conversion Notice as aforesaid, the Conversion Price of any Preferred Shares returned or retained by such Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Closing Bid Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

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(v)   Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 26

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(vi)   Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(vi)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

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(d)  Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

(e)  Limitation on Beneficial Ownership.

(i) Notwithstanding anything to the contrary contained in this Certificate of Designations, the Preferred Shares held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any Preferred Shares held by such Holder (including, without limitation, pursuant to Section 8 hereof), to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Preferred Shares held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Preferred Shares, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 4(e) shall have any effect on the applicability of the provisions of this Section 4(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 4(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 4(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this Section 4(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 4(e) shall apply to a successor holder of Preferred Shares. The holders of Common Stock shall be third party beneficiaries of this Section 4(e) and the Company may not waive this Section 4(e) without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations or securities issued pursuant to the other Transaction Documents. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder.

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(ii) Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of any Preferred Shares, or otherwise pursuant to this Certificate of Designations, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise (as the case may be) of the Preferred Shares or the Warrants or otherwise pursuant to the Certificate of Designations without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holder. Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon exercise or conversion (as the case may be) of any Warrants or any of the Preferred Shares or otherwise pursuant to this Certificate of Designations, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (1) the aggregate number of Preferred Shares issued or issuable to such Buyer (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement on any Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate number of all Preferred Shares issued or issuable to the Buyers pursuant to the Securities Purchase Agreement on any Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Preferred Shares, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Preferred Shares so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon exercise and conversion in full of a holder’s Warrants and Preferred Shares or other issuance pursuant to this Certificate of Designations, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s exercise in full of such Warrants and such holder’s conversion in full of such Preferred Shares shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Warrants and Preferred Shares on a pro rata basis in proportion to the shares of Common Stock underlying the Warrants and Preferred Shares then held by each such holder. In the event that the Company is prohibited from issuing all or any part of the shares of Common Stock issuable upon conversion of any Preferred Shares (collectively, the “Exchange Cap Blocked Shares”) for which an Conversion Notice has been received as a result of the operation of this Section 4(e)(ii), the Company shall pay cash to the holder of such Preferred Shares in exchange for such Exchange Cap Blocked Shares on or prior to the applicable Share Delivery Deadline, at a price per Exchange Cap Blocked Share equal to the difference between the Closing Sale Price of the Common Stock for the Trading Day immediately preceding the date of the attempted conversion and the Conversion Price as of such date of attempted conversion.

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(f)  Mandatory Conversion.

(i)   General. At any time after the Initial Issuance Date the VWAP of the Common Stock listed on the Principal Market exceeds $3.57 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for twenty (20) consecutive Trading Days and there has been no Equity Conditions Failure (a “Mandatory Conversion Eligibility Date”), the Company shall have the right to require each of the Holders to convert the Conversion Amount of the Preferred Shares then outstanding into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 4(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”). The Company may exercise its right to require conversion under this Section 4(f) by delivering a written notice thereof on such Mandatory Conversion Eligibility Date by facsimile and overnight courier to all, but not less than all, of the Holders and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the Holders received such notice by facsimile is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with this Section 4(f), which Trading Day shall be no earlier than ten (10) Trading Days and no later than twenty (20) Trading Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the aggregate Conversion Amount of the Preferred Shares subject to mandatory conversion from the Holders, in the aggregate, and each individual Holder pursuant to this Section 4(f), (iii) the number of shares of Common Stock to be issued to each Holder on the Mandatory Conversion Date and (iv) that there has been no Equity Conditions Failure; provided, however, that the Company may not effect a Mandatory Conversion under this Section 4(f) in excess of the Holder Pro Rata Amount of the applicable Mandatory Conversion Volume Limitation. Notwithstanding the foregoing, the Company may effect only one (1) Mandatory Conversion during any twenty (20) consecutive Trading Days.

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(ii)   Pro Rata Conversion Requirement. If the Company elects to cause a conversion of any Conversion Amount of Preferred Shares pursuant to this Section 4(f), then it must simultaneously take the same action in the same proportion with respect to all Holders of Preferred Shares. If the Company elects a Mandatory Conversion with respect to less than all of the Conversion Amounts of the Preferred Shares then outstanding, then the Company shall require conversion of a Conversion Amount from each of the Holders of Preferred Shares equal to the product of (i) the aggregate Conversion Amount of the Preferred Shares which the Company has elected to cause to be converted pursuant to this Section 4(f), multiplied by (ii) the Holder Pro Rata Amount (such fraction with respect to each Holder is referred to as its “Conversion Allocation Percentage”, and such amount with respect to each Holder is referred to as its “Pro Rata Conversion Amount”); provided, however, that in the event that any Holder’s Pro Rata Conversion Amount exceeds the outstanding Conversion Amount of such Holder’s Preferred Shares then outstanding, then such excess Pro Rata Conversion Amount shall be allocated amongst the remaining Holders of Preferred Shares in accordance with the foregoing formula. In the event that an initial Holder of any Preferred Shares shall sell or otherwise transfer any of such Holder’s Preferred Shares, the transferee shall be allocated a pro rata portion of such holder’s Conversion Allocation Percentage and the Pro Rata Conversion Amount.

5.  Holder Optional Redemption after Maturity Date. From and after the Maturity Date, any Holder may require the Company to redeem (a “Maturity Redemption”) all or any number of Preferred Shares held by such Holder at a purchase price equal to 100% of the Conversion Amount of such Preferred Shares (the “Maturity Redemption Price”) by delivery of written notice thereof (the “Maturity Redemption Notice”) to the Company. The Maturity Redemption Notice shall state the date the Company is required to pay to such Holder such Maturity Redemption Price (the “Mandatory Redemption Date”), which date shall be no earlier than ten (10) Business Days following the date of delivery of such Mandatory Redemption Notice. Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 7.

6.  Triggering Event Redemptions.

(a)  Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i)   any of the Securities are not freely tradable without restriction by any of the Holders;

(ii)   the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

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(iii)   the Company’s (A) failure to cure any Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any Holder of Preferred Shares or holder of Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations or a request for exercise of any Warrants for shares of Common Stock in accordance with the provisions of the Warrants;

(iv)   at any time following the tenth (10th) consecutive day (or, to the extent the Company has not breached any provision of Section 12 hereof, the 120th consecutive day) that any Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of all Preferred Shares held by such Holder (without regard to any limitations on conversion set forth in Section 4(e )or otherwise);

(v)   the Company’s Board of Directors fails to declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 3;

(vi)   the Company’s failure to pay to any Holder any Dividend on any Dividend Date (whether or not declared by the Board of Directors) or any other amount when and as due under this Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document (in each case, whether or not permitted pursuant to Section 78.288 of the NGCL or otherwise pursuant to the NGCL), except in the case of a failure to pay Dividends on any Dividend Date, in which case only if such failure remains uncured for a period of at least five (5) days;

(vii)   the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to any Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by any Holder as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable state or federal securities laws, and any such failure remains uncured for at least ten (10) days;

(viii)   the occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate amount of Indebtedness in excess of $500,000 of the Company or any of its Subsidiaries;

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(ix)   bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(x)   the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi)   the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xii)   a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

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(xiii)   the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or Triggering Event under any agreement binding the Company or any Subsidiary, which default or Triggering Event would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xiv)   a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether or not a Triggering Event has occurred;

(xv) any breach or failure in any respect by the Company or any Subsidiary to company with any provision of Section 13 hereof; or

(xvi) other than as specifically set forth in another clause of this Section 5(a), the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) Trading Days.

(b)  Notice of Triggering Event; Redemption Option Upon Triggering Event. Within two (2) Business Days after the Company becomes aware that a Triggering Event has occurred, the Company shall deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (“Notice of Triggering Event”) to each Holder. At any time after the earlier of a Holder’s receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, such Holder shall have the right, at such Holder’s option, to require the Company to redeem up to all of such Holder’s Preferred Shares by delivering written notice thereof via facsimile and overnight courier (with next day delivery specified) (“Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of Preferred Shares that such Holder is electing to redeem. In addition to all other rights of such Holder contained herein, each Preferred Share subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company at a price per Preferred Share equal to the greater of (i) the product of (A) the Conversion Amount thereof multiplied by (B) the Triggering Event Redemption Premium and (ii) the product of (X) the Conversion Rate then in effect with respect to the Conversion Amount thereof multiplied by (Y) the product of (1) the Equity Value Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(b) (the “Triggering Event Redemption Price”).

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(c)  Payment of Redemption Price. Upon the Company’s receipt of the first Triggering Event Redemption Notice from any Holder, the Company shall immediately notify each other Holder by facsimile of the Company’s receipt of such notice. The Company shall deliver on the second (2nd) Business Day after the Company’s receipt of the first Triggering Event Redemption Notice the applicable Triggering Event Redemption Price to all Holders that deliver a Triggering Event Redemption Notice prior to the second (2nd) Business Day after the Company’s receipt of the first Triggering Event Redemption Notice (the “Initial Triggering Event Redemption Date”). The Company shall deliver on the third (3rd) Business Day after the Company’s receipt of a Triggering Event Redemption Notice the applicable Triggering Event Redemption Price to a Holder who delivers a Triggering Event Redemption Notice at any time on or following the fourth (4th) Business Day after the Company’s receipt of the first Triggering Event Redemption Notice (each, a “Subsequent Triggering Event Redemption Date”, and together with the Initial Triggering Event Redemption Date, the “Triggering Event Redemption Dates”). To the extent redemptions required by this Section 5 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 7.

7.  Redemptions.

(a)  General. The Company shall deliver, as applicable, to each applicable Holder in cash (i) the applicable Maturity Redemption on the applicable Maturity Redemption Date, (ii) the Company Redemption Amount on the applicable Installment Date, (iii) if such Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 9(b), the applicable Fundamental Transaction Redemption Price on the Fundamental Transaction Redemption Date and (iii) if such Holder has submitted a Triggering Event Redemption Notice in accordance with Section 6(b), the applicable Triggering Event Redemption Price to a Holder in cash on the applicable Triggering Event Redemption Date. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any portion of the Preferred Shares representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid.

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(b)  Pro Rata Redemptions. If the Company is unable to redeem all of the Preferred Shares submitted in a redemption hereunder, the Company shall (i) redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders and (ii) in addition to any remedy any Holder may have under this Certificate of Designations and/or any of the other Transaction Documents, pay to each Holder interest at the rate of 2% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full. In the event of the Company’s redemption of any Preferred Shares hereunder, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due hereunder is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty.

(c)  Void Redemption. In the event that the Company does not pay to a Holder the applicable Redemption Price within the time period set forth in Section 7(a) for any reason (including, without limitation, to the extent such payment is prohibited pursuant to Section 78.288 of the NGCL or otherwise pursuant to the NGCL), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, such Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder under this Section 5 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company (whether via facsimile or otherwise) (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Holder’s Void Optional Redemption Notice, (i) such Holder’s Redemption Notice shall be null and void with respect to those Preferred Shares subject to such Void Optional Redemption Notice, (ii) the Company shall immediately return to such Holder any Preferred Shares subject to such Void Optional Redemption Notice and (iii) the Conversion Price with respect to each conversion effected thereafter by each Holder shall be equal to the lowest of (A) the Conversion Price in effect on the applicable Conversion Date, (B) the Conversion Price in effect on the date of the first Void Optional Redemption Notice, (C) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date the first Redemption Notice is delivered to the Company and ending on and including the date on the first Void Optional Redemption Notice and (D) 75% of the VWAP of the Common Stock for the five (5) Trading Day period immediately preceding the Conversion Date of the applicable conversion.

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(d)  Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant to Section 26 with the term “Redemption Price” being substituted for the term “Conversion Price.” A Holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption hereunder of less than all of the Preferred Shares represented by a particular Preferred Share Certificate, the Company shall promptly cause to be issued and delivered to such Holder of such Preferred Shares a Preferred Share Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

8.  Company Conversion or Company Redemption.

(a)  General. On each applicable Installment Date, each Holder’s Installment Amount applicable to such Installment Date shall be automatically converted in accordance with this Section 8 into shares of validly issued, fully paid and non-assessable shares of Common Stock (a “Company Conversion”), provided that the Company may, at its option as described below, in lieu of such Company Conversion redeem such Holder’s Installment Amount in cash (a “Company Redemption”) subject to the provisions of this Section 8, provided further that, unless waived by the Required Holders, a Company Conversion shall not occur with respect to such Holder’s Installment Amount and the Company shall instead be required to elect and to redeem such Holder’s entire Installment Amount in cash pursuant to a Company Redemption if on the applicable Company Installment Notice Due Date or on the applicable Installment Date (as the case may be) there is an Equity Conditions Failure. On or prior to the date which is the twenty-first (23rd) Trading Day prior to each Installment Date (each, an “Company Installment Notice Due Date”), the Company shall deliver written notice (each, an “Company Installment Notice” and the date all of the Holders receive such notice is referred to as to the “Company Installment Notice Date”), to each Holder of Preferred Shares and such Company Installment Notice shall (i) either (A) confirm that such Holder’s Installment Amount shall be automatically converted in whole pursuant to a Company Conversion or (B) state that the Company elects to redeem, or is required to elect and redeem in accordance with the provisions of this Certificate of Designations, such Holder’s Installment Amount in whole pursuant to a Company Redemption and (ii) if such Holder’s Installment Amount is to be converted pursuant to a Company Conversion, certify that there is no Equity Conditions Failure as of the date of the Company Installment Notice. Each Company Installment Notice shall be irrevocable by the Company and may not be revoked by the Company. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 8(a) with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that there is no Equity Conditions Failure on the applicable Company Installment Notice Due Date and the applicable Installment Date. No later than two (2) Trading Days after delivery or deemed delivery (as applicable) of the applicable Company Installment Notice confirming a Company Conversion, the Company shall deliver to such Holder’s account with DTC such number of shares of Common Stock (the “Pre-Company Installment Shares”) equal to the quotient of (x) the aggregate Stated Value of such Holder’s Installment Amount divided by (y) the Pre-Company Installment Price, and as to which such Holder shall be the owner thereof as of such time of delivery or deemed delivery (as the case may be) of such Company Installment Notice. If the Company elects a Company Redemption with respect to any Holder for an Installment Date, then the Company must elect a Company Redemption with respect to all Holders for such Installment Date. A Company Conversion (whether set forth in the Company Installment Notice or by operation of this Section 8(a)) shall be converted in accordance with Section 8(b) and a Company Redemption shall be redeemed in accordance with Section 8(c).

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(b)  Mechanics of Company Conversion. Subject to Section 8(a), if the Company delivers a Company Installment Notice and confirms, or is deemed to have delivered a Company Installment Notice and is deemed to have confirmed, a Company Conversion in accordance with Section 8(a), then the remainder of this Section 8(b) shall apply. With respect to each Holder, the aggregate Stated Value of such Holder’s Installment Amount shall be automatically converted as of the applicable Installment Date on such Installment Date at the Company Installment Price, and the Company shall, on the applicable Installment Date, deliver to such Holder’s account with DTC such shares of Common Stock issued upon such Company Conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the last sentence of this Section 8(b)), provided that there is no Equity Conditions Failure as of such Installment Date and a Company Conversion is not otherwise prohibited under any other provision of this Certificate of Designations. The number of shares of Common Stock to be delivered upon such Company Conversion shall be reduced by the amount of any Pre-Company Installment Shares delivered to such Holder in connection with such Installment Date. If a Triggering Event occurs during any applicable Company Conversion Measuring Period, then either (i) such Holder shall return any Pre-Company Installment Shares delivered in connection with the applicable Installment Date or (ii) the Stated Value used to calculate the applicable Triggering Event Redemption Price shall be reduced by the product of (x) the aggregate Stated Value of such Holder’s Installment Amount with respect to such Installment Date multiplied by (y) the Conversion Share Ratio. If there is an Equity Conditions Failure as of such Installment Date or a Company Conversion is not otherwise permitted under any other provision of this Certificate of Designations, then, at the option of such Holder designated in writing to the Company, such Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by such Holder of the unconverted Installment Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to such Holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such Designated Redemption Amount, and/or (ii) the applicable Company Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Installment Amount and such Holder shall be entitled to all the rights of a holder of Preferred Shares with respect to such part of such with respect to such designated portion of the Installment Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Amount shall thereafter be adjusted to equal the lesser of (A) the Company Installment Price in effect on the date on which such Holder voided the Company Conversion and (B) the Company Installment Price that would be in effect on the date on which such Holder delivers a Conversion Notice relating thereto as if such date was an Installment Date. In addition, if there is an Equity Conditions Failure as of such Installment Date or a Company Conversion is not otherwise permitted under any other provision of this Certificate of Designations, then, at such Holder’s option, either (I) such Holder shall return any Pre-Company Installment Shares delivered in connection with the applicable Installment Date or (II) the applicable Designated Redemption Amount shall be reduced by the product of (X) the Installment Amount applicable to such automatic Conversion Date multiplied by (Y) the Conversion Share Ratio. If the Company fails to redeem any Designated Redemption Amount by the third (3rd) day following the applicable Installment Date by payment of such amount on the applicable Installment Date for any reason (including, without limitation, to the extent such payment is prohibited pursuant to Section 78.288 of the NGCL or otherwise pursuant to the NGCL), then such Holder shall have the rights set forth in Section 7 as if the Company failed to pay the applicable Company Redemption Price and all other rights under this Certificate of Designations (including, without limitation, such failure constituting a Triggering Event). Notwithstanding anything to the contrary in this Section 8(b), but subject to 4(e), until the Company delivers Common Stock representing all of such Holder’s Installment Amount to such Holder pursuant to a Company Conversion, such Holder’s Installment Amount may be converted by such Holder into Common Stock pursuant to Section 4. In the event that a Holder elects to convert such Holder’s Installment Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Amount so converted shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. If, with respect to an Installment Date, the number of Pre-Company Installment Shares delivered to a Holder exceeds the number of Post-Company Installment Shares with respect to such Installment Date, then the number of shares of Common Stock equal to such excess shall constitute a credit against the number of shares of Common Stock to be issued to such Holder pursuant to Sections 4 and 8(b) hereof and shall reduce the number of shares of Common Stock required to be actually issued by the Company to such Holder under such sections on a share-for-share basis until such time as the number of shares that would have been issued by the Company to such Holder (not taking account of such credit) equals the amount of such excess.

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(c)  Mechanics of Company Redemption. If the Company elects, or is required to elect, a Company Redemption in accordance with Section 8(a), then each Holder’s Installment Amount shall be redeemed by the Company on the applicable Installment Date in an amount of cash, and the Company shall pay to each such Holder on such Installment Date, by wire transfer of immediately available funds, an amount equal to 100% of the aggregate Stated Value of such Holder’s Installment Amount (the “Company Redemption Price”). If the Company fails to redeem a Holder’s Installment Amount on the applicable Installment Date by payment of the Company Redemption Price on such date for any reason (including, without limitation, to the extent such payment is prohibited pursuant to Section 78.288 of the NGCL or otherwise pursuant to the NGCL), then, at the option of such Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Certificate of Designations), such Holder may require the Company to convert all or any part of such Holder’s Installment Amount at the Company Installment Price (determined as of the date of such designation as if such date were an Installment Date). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 4(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 4(e), until the Company Redemption Price is paid in full, such Holder’s Installment Amount may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4. In the event that a Holder elects to convert such Holder’s Installment Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Amount so converted shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c)shall be made in accordance with the provisions of Section 7.

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(d)  Deferred Installments. Notwithstanding any provision of this Section 8 to the contrary, any Holder may, at its option and in its sole discretion, deliver a written notice to the Company prior to the applicable Installment Date (the “Amortization Notification Deadline Date”) electing to have the payment of all or any portion of the Installment Amount to be converted or redeemed on such Installment Date deferred (such amount deferred, the “Deferral Amount”) until any subsequent Installment Date selected by such Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount and such Deferral Amount shall continue to accrue Dividends hereunder. Any notice delivered by such Holder pursuant to this Section 8(d) shall set forth (x) the Deferral Amount and (y) the date that such Deferral Amount shall then be payable.

9.  Rights Upon Fundamental Transactions.

(a)  Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 9(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 10(a) and 16, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 10 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

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(b)  Fundamental Transaction Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to each Holder (a “Fundamental Transaction Notice”). At any time during the period beginning after a Holder’s receipt of a Fundamental Transaction Notice or such Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Fundamental Transaction or (B) the date of receipt of such Fundamental Transaction Notice, such Holder may require the Company to redeem all or any portion of such Holder’s Preferred Shares by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Company, which Fundamental Transaction Redemption Notice shall indicate the number of Preferred Shares such Holder is electing to have the Company redeem. Each Preferred Share subject to redemption pursuant to this Section 9(b) shall be redeemed by the Company in cash at a price equal to the greater of (i) the product of the Fundamental Transaction Redemption Premium multiplied by the Conversion Amount thereof, (ii) the product of (X) the Conversion Rate then in effect with respect to the Conversion Amount thereof multiplied by (Y) the product of (1) the Equity Value Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Fundamental Transaction and ending on the date the Company makes the entire payment required to be made under this Section 9(b) and (iii) the product of (x) the Equity Value Redemption Premium and (y) the product of (A) the Conversion Amount thereof multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Fundamental Transaction (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Fundamental Transaction, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Fundamental Transaction and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Fundamental Transaction) by (II) the Conversion Price then in effect (the “Fundamental Transaction Redemption Price”). Redemptions required by this Section 9(b) shall have priority to payments to all other stockholders of the Company in connection with such Fundamental Transaction. To the extent redemptions required by this Section 9(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(b), but subject to Section 4(e), until the applicable Fundamental Transaction Redemption Price is paid in full to the applicable Holder, the Preferred Shares submitted by such Holder for redemption under this Section 9(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Fundamental Transaction, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 4. In the event of the Company’s redemption of any portion of the Preferred Shares under this Section 9(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 9(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Company shall make payment of the applicable Fundamental Transaction Redemption Price concurrently with the consummation of such Fundamental Transaction if a Fundamental Transaction Redemption Notice is received prior to the consummation of such Fundamental Transaction and within two (2) Trading Days after the Company’s receipt of such notice otherwise (the “Fundamental Transaction Redemption Date”). Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 7.

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10.  Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)  Purchase Rights. In addition to any adjustments pursuant to Section 11 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

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(b)  Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section 10 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares contained in this Certificate of Designations.

11.  Rights Upon Issuance of Other Securities.

(a)  Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 11(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and consideration per share under this Section 11(a)), the following shall be applicable:

(i)   Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 11(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

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(ii)   Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For purposes of this Section 11(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 11(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

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(iii)   Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 11(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 11(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)   Calculation of Consideration Received. If any Option or Convertible Security or Adjustment Right is issued or deemed issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) or Adjustment Right will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received or receivable by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable) or Adjustment Right. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)   Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b)  Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 9 or Section 11(a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 9 or Section 11(a), if the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 11(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 11(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c)  Holder’s Right of Alternative Conversion Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 11(c), if the Company in any manner issues or sells any Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Subscription Date that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to each Holder on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preferred Shares.

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(d)  Stock Combination Event Adjustment. If at any time and from time to time on or after the Issuance Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”) and the product of (i) the quotient determined by dividing (x) the Conversion Price in effect immediately prior to the Stock Combination Event by (y) the quotient determined by dividing (A) the sum of the VWAP of the Common Stock on each day of the fifteen (15) Trading Day period immediately prior to the Stock Combination Event, divided by (B) fifteen (15); and (ii) the quotient determined by dividing (x) the sum of the VWAP of the Common Stock on each day of the fifteen (15) Trading Day period immediately following the date of such Stock Combination Event, divided by (y) fifteen (15) (each, an “Event Market Price”) is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 11(b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 11(b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

(e)  Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 11 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to this Section 11(c) will increase the Conversion Price as otherwise determined pursuant to this Section 11, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

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(f)  Calculations. All calculations under this Section 11 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

12.  Authorized Shares.

(a)  Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to the sum of (i) 125% of the Conversion Rate with respect to the Conversion Amount of each Preferred Share as of the Initial Issuance Date (assuming for purposes hereof, that all the Preferred Shares issuable pursuant to the Securities Purchase Agreement have been issued, such Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of such Preferred Shares set forth in herein) and (ii) the maximum number of Dividend Shares issuable pursuant to the terms of this Certificate of Designations from the Initial Issuance Date through the Maturity Date (assuming for purposes hereof, that all the Preferred Shares issuable pursuant to the Securities Purchase Agreement have been issued and without taking into account any limitations on the issuance of securities set forth herein). So long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the sum of (i) 125% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares issued or issuable pursuant to the Securities Purchase Agreement and (ii) the maximum number of Dividend Shares issuable pursuant to the terms of this Certificate of Designations from such date through the Maturity Date assuming for purposes hereof, that all the Preferred Shares issuable pursuant to the Securities Purchase Agreement have been issued and without taking into account any limitations on the issuance of securities set forth herein), provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the “Required Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and for issuance as Dividend Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

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(b)  Insufficient Authorized Shares. If, notwithstanding Section 12(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal. Nothing contained in this Section 12 shall limit any obligations of the Company under any provision of the Securities Purchase Agreement. In the event that the Company is prohibited from issuing shares of Common Stock upon a conversion of any Preferred Share due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to such Holder of such Preferred Shares, the Company shall pay cash in exchange for the cancellation of such Preferred Shares convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith.

13.  Covenants.

(a)  Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than Permitted Indebtedness).

(b)  Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

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(c)  Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting a Triggering Event has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute a Triggering Event has occurred and is continuing.

(d)  Restriction on Redemption and Cash Dividends. Except with respect to the payment of Dividends hereunder, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(e)  Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that, in the aggregate, do not have a fair market value in excess of $2,000,000 in any twelve (12) month period and (ii) sales of inventory in the ordinary course of business.

(f)  Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of the Subsidiaries to mature or accelerate prior to the Maturity Date.

(g)  Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Initial Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose. For the purposes of this section, but without limiting what is construed as the nature of the Company’s business, if the Company engages in other types of mining of processing related thereto or industries downstream from the materials that the Company mines or produces shall not be considered a change in the nature of the business of the Company.

(h)  Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges to the extent necessary to carry-on in the ordinary course of business, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

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(i)  Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(j)  Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

14.  Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law (including without limitation, the NGCL) and as expressly provided in this Certificate of Designations. To the extent that under the NGCL the vote of the holders of the Preferred Shares, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of all of the shares of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the NGCL, represented at a duly held meeting at which a quorum is presented or by written consent of all of the Preferred Shares (except as otherwise may be required under the NGCL), voting together in the aggregate and not in separate series unless required under the NGCL, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 4(e), to the extent that under the NGCL holders of the Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 4(e)

hereof) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the NGCL).

15.  Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, an amount per Preferred Share equal to the sum of (i) the Black Scholes Value (as defined in the Warrants) with respect to the outstanding portion of all Warrants held by such Holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 120% of the Conversion Amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 15. All the preferential amounts to be paid to the Holders under this Section 15 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 15 applies. Upon payment in full of the Black-Scholes Price of such Warrants pursuant to this Section 15, such Warrants shall be deemed repurchased by the Company and no longer exercisable.

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16.  Participation. In addition to any adjustments pursuant to Section 11, the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder’s right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

17.  Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Preferred Shares (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Preferred Shares; (f) issue any Preferred Shares other than pursuant to the Securities Purchase Agreement; or (g) without limiting any provision of Section 20, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

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18.  Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

19.  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations (including, without limitation, compliance with Section 11(a)).

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20.  Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (iii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

21.  Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

22.  Notices. The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided, in each case, that such information shall be made known to the public prior to, or simultaneously with, such notice being provided to any Holder.

23.  Transfer of Preferred Shares. A Holder may transfer some or all of its Preferred Shares without the consent of the Company.

24.  Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name, address and facsimile number of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

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25.  Stockholder Matters; Amendment.

(a)  Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the NGCL, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the NGCL. This provision is intended to comply with the applicable sections of the NGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b)  Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the NGCL and the Articles of Incorporation.

26.  Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, the Company or the applicable Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within five (5) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or such Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If such Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or such Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, such Redemption Price the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by such Holder or (b) the disputed arithmetic calculation of the Conversion Rate to an independent, outside accountant selected by such Holder (other than the Company’s independent, outside accountant). The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and such Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error or fraud.

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27.  Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)  “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b)  “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(c)  “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 11(a)) of shares of Common Stock (other than rights of the type described in Section 10(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(d)  “Aggregate Installment Amount” means (i) with respect to each Installment Date (other than the final Installment Date), the lesser of (I) 1,667 Preferred Shares (as adjusted for stock splits, combinations and other similar transaction occurring after the Initial Issuance Date) and (II) all Preferred Shares outstanding as of the applicable Installment Date (other than the final Installment Date) or (ii) with respect to the final Installment Date, all Preferred Shares outstanding as of the final Installment Date.

(e)  “Approved Share Plan” means any employee benefit plan which has been approved by the Board prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(f)  “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

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(g)  “Bloomberg” means Bloomberg, L.P.

(h)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i)  “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 26. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(j)  “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k)  “Company Installment Price” means, with respect to the applicable date of determination, the lower of (i) the Conversion Price then in effect and (ii) the price which is equal to the product of (x) 90% multiplied by (y) the quotient of (A) the sum of each of the ten (10) lowest Closing Bid Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the applicable Installment Date (each such period, a “Company Conversion Measuring Period”) divided by (B) ten (10). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such Company Conversion Measuring Period.

(l)  “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(m)  “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon as of such date of determination.

(n)  “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other applicable date of determination, $2.04, subject to adjustment as provided herein.

(o)  “Conversion Share Ratio” means as to any applicable Installment Date, the quotient of (i) the number of Pre-Company Installment Shares delivered in connection with such Installment Date divided by (ii) the number of Post-Company Installment Shares applicable to such Installment Date.

(p)  “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(q)  “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

(r)  “Dividend Conversion Price” means with respect to any Dividend Date that price which shall be the lower of (i) the applicable Conversion Price and (ii) 90% of the Market Price.

(s)  “Dividend Rate” means (A) five percent (5.0%) per annum and (B) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, eighteen percent (18%) per annum.

(t)  “Eligible Market” means The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

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(u)  “Equity Conditions” means: (i) with respect to the applicable date of determination either (x) a registration statement is effective, and the prospectus contained therein is available, for the issuance by the Company to all of the Holders of all of the shares of Common Stock issuable upon conversion of all of the Preferred Shares (which, solely for clarification purposes, includes, without limitation, all shares of Common Stock issuable under Sections 3, 4 and 8) and upon exercise of the Warrants (in each case, without regard to any limitations on conversion or exercise set forth therein) or (y) all of the shares of Common Stock issuable upon conversion of all of the Preferred Shares and exercise of the Warrants (assuming a cashless exercise to the extent permitted therein) are otherwise freely tradable without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion contained herein); (ii) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all of the shares of Common Stock issuable upon conversion of all of the Preferred Shares and upon exercise of the Warrants) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of Preferred Shares and upon exercise of the Warrants on a timely basis as set forth in Section 4 hereof and as set forth in the Warrants, respectively, and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(e) hereof (each Holder acknowledges that the Company shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from such Holder); (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any of the shares of Common Stock issuable upon conversion of any Preferred Shares or upon exercise of the Warrants to not be freely tradable without the need for registration under any applicable state securities laws (disregarding any limitation on conversion contained herein); (viii) no Holder shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in material compliance with each, and shall not have breached any, provision, covenant, representation or warranty of any Transaction Document; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure; and (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Triggering Event or an event that with the passage of time or giving of notice would constitute an Triggering Event.

(v)  “Equity Conditions Failure” means (i) solely with respect to the first Company Installment Notice Due Date, that on any day during the period commencing one (1) Trading Day immediately prior to the first Company Installment Notice Due Date, the Equity Conditions have not been satisfied (or waived in writing by the Required Holders) or (ii) with respect to any other applicable date of determination, that on any day during the period commencing twenty (20) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Required Holders).

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(w)  “Equity Value Redemption Premium” means 125%.

(x)  “Excluded Securities” means, collectively, (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Share Plan; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion or exercise price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Holders; (iii) the shares of Common Stock issuable upon conversion of all of the Preferred Shares or otherwise pursuant to this Certificate of Designations; (iv) the Warrant Shares; (v) shares of Common Stock or Convertible Securities issued or issuable in connection with strategic or commercial alliances, acquisitions, mergers, and strategic partnerships, provided, that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by the board of directors of the Company, (y) the purchaser or acquirer of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the stockholders, partners or members of the foregoing Persons and (z) the number or amount of securities issued to such Person by the Company shall not be disproportionate to such Person’s actual participation in such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable and (vi) shares of Common Stock or Convertible Securities issued or issuable in connection with pursuant to a bona fide retail firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $30,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act, “equity lines”, “confidential market public offerings”, “unregistered direct offerings”, “wall-crossed offerings”, “pre-marketed offerings” and such other public offerings that are announced after confidential marketing to investors).

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(y)  “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) (I) reorganize, recapitalize or reclassify the Common Stock, (II) effect or consummate a stock combination, reverse stock split or other similar transaction involving the Common Stock or (III) make any public announcement or disclosure with respect to any stock combination, reverse stock split or other similar transaction involving the Common Stock (including, without limitation, any public announcement or disclosure of (x) any potential, possible or actual stock combination, reverse stock split or other similar transaction involving the Common Stock or (y) board or stockholder approval thereof, or the intention of the Company to seek board or stockholder approval of any stock combination, reverse stock split or other similar transaction involving the Common Stock), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(z)  “Fundamental Transaction Redemption Premium” means 125%.

(aa)  “GAAP” means United States generally accepted accounting principles, consistently applied.

(bb)  “Holder Pro Rata Amount” means, with respect to any Holder, a fraction (i) the numerator of which is the number of Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Initial Issuance Date and (ii) the denominator of which is the number of Preferred Shares issued to all Holders pursuant to the Securities Purchase Agreement on the Initial Issuance Date.

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(cc)  “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the Triggering Event are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(dd)  “Installment Date” means each of the following dates: (i) June 1, 2012, (ii) August 1, 2012, (iii) October 1, 2012, (iv) December 1, 2012, (v) February 1, 2012 and (vi) the Maturity Date.

(ee)  “Installment Amount” means, as of the applicable date of determination, with respect to a particular Holder, a number of Preferred Shares equal to (i) the product of (1) the Aggregate Installment Amount multiplied by (2) such Holder’s Pro Rata Amount (rounded to the nearest whole number) or (ii) all Preferred Shares then held by such Holder only if such number of Preferred Shares then held by such Holder is less than the amount determined under the immediately preceding clause (i).

(ff)  “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(gg)  “Mandatory Conversion Volume Limitation” means 15% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Mandatory Conversion Notice Date.

(hh)  “Maturity Date” means the thirteen month anniversary of the Initial Issuance Date.

(ii)  “Market Price” means, for any given date, the quotient of (I) the sum of the VWAP of the Common Stock on each of the ten (10) consecutive Trading Days ending and including the Trading Day immediately prior to such given date, divided by (II) ten (10) (such period, the “Market Price Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during such Market Price Measuring Period.

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(jj)  “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(kk)  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ll)  “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(mm)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(nn)  “Permitted Indebtedness” means (i) Indebtedness described in Schedule 3(s) of the Securities Purchase Agreement as in effect as of the Initial Issuance Date; provided, that the principal amount of such Indebtedness is not increased, the terms of such Indebtedness are not modified to impose more burdensome terms upon the Company or any of its Subsidiaries and the terms of such Indebtedness are not materially changed in any manner that adversely affects any Holder and (ii) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Certificate of Designations, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of five percent (5%) per annum (collectively, the "Subordinated Indebtedness"), provided, however, that the aggregate outstanding amount of such Subordinated Indebtedness does not at any time exceed $10,000,000.

(oo)  “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Triggering Event under Section 6(a)(xii) and (vii) the Liens described on Schedule 3(r)(i) of the Securities Purchase Agreement.

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(pp)  “Post-Company Installment Shares” means that number of shares of Common Stock that would be required to be delivered pursuant to Section 8 on the applicable Installment Date without taking into account the delivery of any Pre-Company Installment Shares.

(qq)  “Pre-Company Installment Price” means, with respect to the applicable date of determination, the lower of (i) the Conversion Price then in effect and (ii) the price which is equal to the product of (x) 90% multiplied by (y) the quotient of (A) the sum of each of the ten (10) lowest Closing Bid Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the delivery or deemed delivery of the applicable Company Installment Notice divided by (B) ten (10). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such twenty (20) Trading Day period.

(rr)  “Price Failure” means, with respect to a particular date of determination, that (i) the quotient of (I) the sum of the VWAP of the Common Stock for each Trading Day in the thirty (30) consecutive Trading Day period ending and including the Trading Day immediately preceding such date of determination, divided by (II) thirty (30) is less than $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions) and (ii) the quotient of (I) the sum of the VWAP of the Common Stock for each Trading Day in the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding such date of determination, divided by (II) five (5) is less than $0.75 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions).

(ss)  “Principal Market” means the NYSE Amex.

(tt)  “Pro Rata Amount” means, as of the applicable date of determination, with respect to a particular Holder, a fraction (i) the numerator of which is the aggregate number of Preferred Shares held by such Holder as of such date of determination and (ii) the denominator of which is the aggregate number of Preferred Shares outstanding as of such date of determination.

(uu)  “Redemption Notices” means, collectively, the Triggering Event Redemption Notices, the Company Installment Notices with respect to any Company Redemption, the Maturity Redemption Notice and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

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(vv)  “Redemption Prices” means, collectively, Triggering Event Redemption Prices, the Change of Control Redemption Prices, the Maturity Redemption Price and the Company Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(ww)  “SEC” means the Securities and Exchange Commission or the successor thereto.

(xx)  “Securities” means, collectively, the Preferred Shares, the shares of Common Stock issuable upon conversion of the Preferred Shares, the Warrants and the Warrant Shares.

(yy)  “Securities Purchase Agreement” means that certain securities purchase agreement by and among the Company and the initial holders of Preferred Shares, dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.

(zz)  “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(aaa)  “Subscription Date” means March 21, 2012.

(bbb)  “Subsidiaries” means, as of the applicable date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(ccc)  “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ddd)  “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

(eee)  “Transaction Documents” means the Securities Purchase Agreement, this Certificate of Designations, the Warrants and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Securities Purchase Agreement, all as may be amended from time to time in accordance with the terms thereof.

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(fff)  “Triggering Event Redemption Premium” means (i) in the case of the Triggering Events described in Section 6(a) (other than Sections 6(a)(viii) through 6(a)(xi)), 125% or (ii) in the case of the Events of Default described in Sections 6(a)(viii) through 6(a)(xi), 100%.

(ggg)  “Volume Failure” means, with respect to a particular date of determination, that the aggregate daily volume (as reported on Bloomberg) of the Common Stock on the Eligible Market on which the Common Stock is listed or designated for quotation on each Trading Day over the thirty (30) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than 150,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions).

(hhh)  “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(iii)  “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and such Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 26. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(jjj)  “Warrants” means, collectively, all of the Warrants to purchase Common Stock issued or issuable by the Company pursuant to the terms of the Securities Purchase Agreement, as may be amended from time in accordance with the terms thereof, and all warrants issued in exchange therefor or replacement thereof.

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(kkk)  “Warrant Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Warrants.

28.  Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall simultaneously with any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to each Holder contemporaneously with delivery of such notice, and in the absence of any such indication, each Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 28 shall limit any obligations of the Company, or any rights of any Holder, under Section 4(j) of the Securities Purchase Agreement.

* * * * *

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EXHIBIT I

CHINA SHEN ZHOU MINING & RESOURCES, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of China Shen Zhou Mining & Resources, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Preferred Shares”), of China Shen Zhou Mining & Resources, Inc., a Nevada corporation (the “Company”), indicated below into shares of common stock, $0.001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Share certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Conversion Price:

Number of shares of Common Stock to be credited:	[1]

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Holder:

By:
Title:
Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

1 Only applicable if a credit exists under Section 6(b)

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EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [                                ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 2012 from the Company and acknowledged and agreed to by [                              ].

CHINA SHEN ZHOU MINING & RESOURCES, INC.

By:
Name:
Title:

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The undersigned declares under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of his own knowledge.

The undersigned has executed this certificate on March 21, 2012.

Name:
Title:

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